SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2004

HIGHWOODS REALTY LIMITED PARTNERSHIP

(Exact name of registrant specified in its charter)

Maryland	1-13100	56-1871668
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Smoketree Court, Suite 600, Raleigh, North Carolina 27604

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (919) 872-4924

Item 12. Delay of the announcement of the Results of Operations and Financial Condition

On August 4, 2004, Highwoods Properties, Inc., the general partner of Highwoods Realty Limited Partnership, announced it was delaying the announcement of the results of operations and financial condition of Highwoods Properties, Inc. for the six months ended June 30, 2004. This press release is attached hereto as Exhibit 99.1.

Exhibit	Description

99.1	Press Release, dated August 4, 2004, announcing the delay of announcing the results of operations and financial condition of Highwoods Properties, Inc. for the six months ended June 30, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HIGHWOODS REALTY LIMITED PARTNERSHIP

By:	/s/ Terry L. Stevens
Terry L. Stevens Vice President, Chief Financial Officer and Treasurer of the General Partner

Dated: August 5, 2004